                                                                    EXHIBIT 23.1

                              ACCOUNTANTS' CONSENT

              We consent to incorporation by reference in the registration statements (File No. 333-37865, No. 333-82933, No. 33-91194, No.
         333-77417, No. 333-43391, and No. 33-59256) on Form S-8 of infoUSA Inc.
         of our report dated January 26, 2001, relating to the consolidated balance sheets as of December 31, 2000 and 1999 of infoUSA Inc. and subsidiaries and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three year period ended December 31, 2000 and related schedule, which report appears in the December 31, 2000, annual report on Form 10-K/A of infoUSA Inc.



                                                           /s/ KPMG LLP
                                                           ------------
                                                               KPMG LLP




         Omaha, Nebraska
         June 11, 2001